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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-1) of Vignette Corporation for the registration of 460,000 shares of its common stock of our report on the financial statements for the years ended December 31, 1998 and 1997 of Diffusion, Inc. dated February 27, 1999 included in the Registration Statement (Form S-1 No. 333-91085) and related Prospectus of Vignette Corporation, for the registration of shares of its common stock as filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Palo Alto, California
December 7, 1999